Securities and Exchange Commission

405 Fifth Street, NW

Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of its Form 8-K dated April 20, 2010, and we are in agreement with the statements contained therein.

/S/ Frazer Frost, LLP (Successor Entity of Moore Stephens Wurth Frazer and Torbet, LLP, see Form 8-K filed on January 7, 2010)
Brea, California

April 20, 2010